FOR RELEASE — JUNE 1, 2005

Media Relations Contact:	Investor Relations Contact:
Monica L. Ott (607) 974-8769 ottml@corning.com	Kenneth C. Sofio (607) 974-7705 sofiokc@corning.com

Corning CFO to Speak at Investor Conference
Company raises guidance for its liquid crystal display glass business

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) Vice Chairman and Chief Financial Officer James B. Flaws will discuss the company’s growth opportunities during the SG Cowan and Co. 33rd Annual Technology Conference in New York tomorrow. Flaws will discuss Corning’s businesses including its liquid crystal display (LCD) glass for notebook computers, desktop monitors and LCD TV; diesel emissions-control products for heavy-duty and light-duty engines; and optical fiber, cable hardware and equipment for the fiber-to-the-premises market.

“We continue to expect second-quarter sales for the company to be in the range of $1.08 billion to $1.13 billion and earnings per share (EPS) of $0.17 to $0.19, excluding special items,” Flaws will say. This EPS estimate is a non-GAAP financial measure and is reconciled in an attachment to this release and on the company’s investor relations Web site.

He will also tell investors that the company now expects sequential unit volume growth for its Display Technologies segment in the second quarter to be at the upper end of its guidance of 10 percent to 20 percent. “Due to the strong demand we have seen for our LCD glass in April and May, we now believe that LCD glass unit volume will grow between 15 percent to 20 percent sequentially in the second quarter,” Flaws will say.

Flaws will explain to investors that Corning continues to believe that the LCD glass market’s overall unit volume is expected to grow in excess of 50 percent in 2005. He will note that supply channel, pricing, currency fluctuations or similar market factors may result in a pause in the future pace of unit sales growth or profitability, but that current market signals remain positive.

At the conference, Flaws will also discuss a recently announced common stock offering of 20 million shares. Net proceeds from this offering will be used to reduce debt by repurchasing for cash the remaining outstanding zero-coupon convertible debentures due on Nov. 8, 2015, and for general corporate purposes. Such debentures, in an aggregate book value of approximately $275 million, are currently outstanding.

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Corning CFO to Speak at Investor Conference
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“As a result of this offering and subsequent payment to our bondholders our current debt reduction program will be completed,” Flaws will say. “We had a goal to drive our debt below $2 billion this year, and with this transaction, we will achieve this objective. With this reduced level of debt, our cash level, our newly completed five-year revolving credit agreement and the restoration of our credit rating to investment grade, we have reached the financial health goals that we set out for ourselves three years ago” he will add.

The shares of common stock represent new financing by Corning. This offering is made by means of a prospectus supplement to a prospectus that is part of Corning’s universal shelf registration statement previously filed with the SEC. For a copy of the prospectus and prospectus supplement relating to this offering, contact: (name and address)

This release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Corning’s presentation to investors at SG Cowan’s 33rd Annual Technology Conference will be available via webcast through the investor relations events calendar on Corning’s Web site at www.corning.com/investor_relations.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP EPS measure excludes restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measure excludes adjustments to asbestos settlement reserves required by movements in Corning’s common stock price, gains and losses arising from debt retirements, charges resulting from the impairment of equity or cost method investments and gains or losses recognized in equity earnings from restructuring, impairment or other charges or credits taken by equity method companies. The company believes presenting a non-GAAP EPS measure is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. This non-GAAP measure is reconciled on the company’s Web site at www.corning.com/investor_relations and accompanies this news release.

About Corning Incorporated
Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.

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Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic and political conditions; tariffs, import duties and currency fluctuations; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; cost reductions; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the liquid crystal display industry and other businesses; changes in the mix of sales between premium and non-premium products; facility expansions and new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; ability to obtain financing and capital on commercially reasonable terms; adequacy and availability of insurance; capital resource and cash flow activities; capital spending; equity company activities; interest costs; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; changes in key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are identified in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended June 30, 2005
(Unaudited; amounts in millions, except per share amounts)

Corning’s earnings per share (EPS) excluding special items for the second quarter of 2005 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

Range
Guidance: EPS excluding special items	$0.17		$0.19
Special items:
Restructuring, impairment and other (charges) and credits (a)
Asbestos settlement (b)
(Loss) gain on repurchases and retirements of debt, net (c)

Earnings per share

This schedule will be updated as additional announcements occur.

(a)	From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)	As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, when the reorganization plan becomes effective, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. In the second quarter of 2005, Corning will record a charge or credit for the change in its common stock price as of June 30, 2005 compared to $11.13, the common stock price at March 31, 2005.

(c)	From time to time, Corning may repurchase or retire debt, which could result in a gain or loss during the quarter.

Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning’s second quarter 2005 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.